Exhibit 99.1

CONTACT: Dominic Paschel SuccessFactors, Inc. Public & Investor Relations 415-262-4641 dpaschel@successfactors.com

SuccessFactors Announces Preliminary Third Quarter Fiscal 2009 Results

•	Bookings (revenue plus change in deferred revenue) is estimated to be between $49.1 million and $49.6 million, an increase of 18% year-over-year and 27% sequentially

•	Q309 revenue is estimated to grow to between $38.2 million to $38.7 million, an increase of 30% year-over-year and 5% sequentially

•	Cash flow generated from operating activities is estimated to improve to between $3.2 million to $3.6 million, an increase of 260% sequentially

•	Company provides preliminary revenue guidance for the fourth quarter 2009 and raises revenue guidance for FY2009

SAN MATEO, Calif. – October 15, 2009 – SuccessFactors, Inc. (NASDAQ: SFSF) today announced preliminary results for its third fiscal quarter of 2009 which ended September 30, 2009. SuccessFactors plans to announce its full financial results on October 27, 2009.

SuccessFactors’ preliminary results for the third quarter fiscal year 2009:

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Preliminary Q3 FY09 Revenue: For the quarter ended September 30, 2009, revenue is anticipated to be in the range of approximately $38.2 million to $38.7 million, compared to $29.7 million in the quarter ended September 30, 2008, an increase of approximately 29% to 30% year-over-year and an increase of 4% to 5% sequentially from Q209.

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Preliminary Q3 FY09 Gross Margin: For the quarter ended September 30, 2009, non-GAAP gross margin is anticipated to be approximately 77% to 78%, compared to 67% a year ago. Non-GAAP gross margin excludes the effect of approximately $300,000 in stock-based compensation for the quarter ended September 30, 2009 (less than 1% of revenue). Non-GAAP gross margin for the quarter ended September 30, 2008 excludes the effect of approximately $283,000 in stock-based compensation (less than 1% of revenue).

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Preliminary Q3 FY09 Operating Margin: For the quarter ended September 30, 2009, non-GAAP operating margin is anticipated to be slightly positive, compared to negative 61% for the quarter ended September 30, 2008. Non-GAAP operating margin excludes the effect of approximately $2.6 million in stock-based compensation for the quarter ended September 30, 2009 (approximately 7% of revenue). Non-GAAP operating margin for the quarter ended September 30, 2008 excludes the effect of approximately $1.9 million in stock-based compensation (approximately 6% of revenue).

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Preliminary Q3 FY09 Total Deferred Revenue: Total deferred revenue as of September 30, 2009 is anticipated to be in the range of approximately $160.5 million to $161.0 million, up approximately 7% sequentially from $149.8 million and up approximately 18% year-over-year from $136.1 million.

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Preliminary Q3 FY09 Cash Flow Generated from Operations: For the quarter ended September 30, 2009, cash flow from operating activities is anticipated to be approximately $3.2 million to $3.6 million, compared to the ($2.3) million use in the quarter ended September 30, 2008.

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Additional Preliminary Quarterly Notables: The September launch of Business Execution (BizX) Software accelerated interest from both new and existing customers. Strong quarterly results were also driven by an increase in large deals, average deal sizes rising, continued strength across international markets, and increased sales to existing customers.

Preliminary FY 2009 Revenue Guidance:

SuccessFactors is providing preliminary guidance for its fourth quarter and full fiscal year 2009, as of October 15th, 2009.

•	Preliminary Q4 FY09: Revenue for the company’s fourth fiscal quarter is projected to be in the range of approximately $39.3 million to $39.7 million.

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Preliminary Full Year 09: The company is raising guidance for full fiscal 2009 revenue from approximately $147.0 million to $148.0 million, or 32% annual growth from fiscal year 2008, to approximately $149.7 million to $150.6 million, or approximately 35% annual growth from fiscal year 2008.

Q309 Financial Results Conference Call:

Full third quarter fiscal year 2009 financial results will be released on Tuesday, October 27th, 2009, after the close of the market. SuccessFactors will host a conference call at 2:00 p.m. (PDT) / 5:00 p.m. (EDT) to discuss the full financial results with the investment community. A live web broadcast of the event will be available on SuccessFactors’ Investor Relations website at http://www.successfactors.com/investor. A live domestic dial-in is available at (866) 923-9739 or (706) 634-0915 internationally. A domestic replay will be available at (800) 642-1687 or (706) 645-9291 internationally, passcode 35847207, and available via webcast replay until November 6th, 2009.

Risk Factors:

The results for the third quarter of fiscal year 2009 are preliminary and subject to change. We have not completed our financial statement closing process for the third quarter of 2009, so the results discussed above are estimates only. During our financial statement closing process we may identify items that require us to make adjustments to the results discussed above. As a result, our actual results for the third quarter of 2009 may differ materially from our current estimates. The guidance for the fourth quarter and full year of fiscal year 2009 involve a number of risks and uncertainties. Please carefully review the “safe harbor” statement below and the “Risk Factors” in our Annual Report on Form 10-K for 2008 and our Quarterly Report on Form 10-Q for additional information about risks and uncertainties that could cause actual results for the third quarter of fiscal year 2009 to be materially different from the preliminary results disclosed above and actual results for the fourth quarter and full year of fiscal year 2009 to be materially different than the guidance disclose above.

Use of Non-GAAP Financial Information:

SuccessFactors provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand SuccessFactors’ past financial performance and future results, SuccessFactors has supplemented its financial results that it provides in accordance with GAAP, with non-GAAP financial measures. The method SuccessFactors uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. The non-GAAP measures used by SuccessFactors in this press release exclude the impact of stock-based compensation expense recorded under SFAS123R. SuccessFactors’ reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. SuccessFactors’ management uses the supplemental non-GAAP financial measures internally to understand, manage and evaluate SuccessFactors’ business and make operating decisions. These non-GAAP financial measures are among the factors SuccessFactors’ management uses in planning for and forecasting future periods. Reconciliation to the nearest GAAP financial measures of the non-GAAP financial measures is included in this press release.

About SuccessFactors, Inc.

SuccessFactors is the global leader in Business Execution Software. The SuccessFactors Business Execution Suite improves business alignment and people performance to drive breakthrough results for companies of all sizes.

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“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are SuccessFactors’ current expectations and beliefs.

These forward-looking statements include statements about anticipated revenue, deferred revenue and cash flow from operations for the third quarter and expected revenue for the fourth fiscal quarter of 2009 and the full fiscal year 2009. Factors that could cause actual results to differ materially with respect to our anticipated results for the third quarter include the fact that our third quarter financial statement review process is ongoing, and accordingly, actual results are preliminary and are subject to further review as part of our quarterly financial statement review process, and accordingly, we cannot assure you that the final amounts will not change materially as a result of our quarterly review process. Factors that could cause actual results to differ materially from those contemplated by the other forward-looking statements include: our ability to continue to experience high customer renewal rates; whether customers renew their agreements for additional modules or users; levels of new customers; pricing pressures; the uncertain impact of the overall global economic slowdown, including on our customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that our market is at an early stage of development, and it may not develop as rapidly as we anticipate; competitive factors; outages or security breaches; our ability to develop, and market acceptance of, new services; our ability to continue to sell our services outside the HR area; our ability to manage our growth; our ability to successfully expand our sales force and its effectiveness; whether our resellers and other partners will be successful in marketing our products; our ability to continue to manage expenses; the impact of unforeseen expenses; and general economic conditions worldwide. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Further information on these and other factors that could affect our financial results is included in the section entitled “Risk Factors” in our Annual Report on Form 10-K for 2008 and in our most recent report on Form 10-Q and in other filings we make with the Securities and Exchange Commission from time to time.

These documents are or will be available in the SEC Filings section of the Investor Relations section of our website at www.successfactors.com/investor.

SuccessFactors, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

“SuccessFactors,” the SuccessFactors logo, and “Execution Is The Difference” are trademarks of SuccessFactors, Inc., San Mateo, California. Other names used may be trademarks of their respective owners.